As filed with the Securities and Exchange Commission on January 16, 2024

Registration No. 333-231502

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT No. 1

TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALLMARK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0447375
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100,

Dallas, Texas 75240

(817) 348-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Kenney

President and Chief Executive Officer

Hallmark Financial Services, Inc.

5420 Lyndon B. Johnson Freeway,

Suite 1100,

Dallas, Texas 75240

(817) 348-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE REGARDING REMOVAL OF SECURITIES FROM REGISTRATION

Hallmark Financial Services, Inc. (the “Issuer”) previously registered for resale, under a Registration Statement on Form S-3 (Registration No. 333-231502 the “Registration Statement”), $150,000,000 worth of any combination of debt securities, warrants, stock purchase contracts, and stock purchase units described in the Registration Statement (collectively, the “Securities”) to be offered by the Issuer as set forth therein. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Issuer hereby removes from registration all of the Securities that remain unissued under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 16th day of January, 2024.

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ Christopher J. Kenney
Christopher J. Kenney
President and Chief Executive Officer & Chief Financial Officer (Principal Executive and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark E. Schwarz	Chairman and Director	January 16, 2024
Mark E. Schwarz

/s/ Christopher J. Kenney	President Chief Executive Officer & Chief	January 16, 2024
Christopher J. Kenney	Financial Officer (Principal Executive and
Principal Accounting Officer).

/s/ Scott T. Berlin	Director	January 16, 2024
Scott T. Berlin

/s/ Doug Slape	Director	January 16, 2024
Doug Slape

/s/ Mark E. Pape	Director	January 16, 2024
Mark E. Pape